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Exhibit 11

                                   MEGABIOS CORP.

                   STATEMENT RE CALCULATION OF NET LOSS PER SHARE
                      (in thousands, except per share amounts)
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
                                                                THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                     MARCH 31,                      MARCH 31,
                                                             ------------------------      ------------------------
                                                                1998           1997           1998           1997
                                                             ---------      ---------      ---------      ---------
Net loss                                                     $  (3,321)     $  (1,101)     $  (4,944)     $  (2,861)
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------

Weighted average shares of common stock outstanding:            12,469          1,081          9,208          1,054

Basic and diluted loss per share                             $   (0.27)     $   (1.02)     $   (0.54)     $   (2.71)
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------

Calculation of shares outstanding for computing
pro forma net loss per share:
   Shares used in computing basic and diluted net loss
   per share                                                                    1,081          9,208          1,054
   Adjustment to reflect the effect of the assumed
     conversion of preferred stock from the date
     of issuance                                                                6,821          2,393          6,377
                                                                            ---------      ---------      ---------

Shares used in computing pro forma net loss per share                           7,902         11,601          7,431
                                                                            ---------      ---------      ---------
                                                                            ---------      ---------      ---------

Pro forma net loss per share                                                $   (0.14)     $   (0.43)     $   (0.38)
                                                                            ---------      ---------      ---------
                                                                            ---------      ---------      ---------
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